Exhibit 10.08.02

AMENDMENT NUMBER ONE
TO
THE NEW SWANK, INC, RETIREMENT PLAN

(As amended and Restated effective January 1, 1999)

        WHEREAS, Swank, Inc. has established and maintains The New Swank, Inc. Retirement Plan; AND

        WHEREAS, Swank, Inc., pursuant to Section 11.1 of said Plan, has reserved the right to amend said Plan at any time and from time to time, by resolution of its Board of Directors; AND

        WHEREAS, Swank, Inc. is now desirous of amending said Plan:

        NOW THEREFORE: said Plan is hereby amended effective January 1, 1997, as follows: Section 1.28 is hereby deleted in its entirety and the following is substituted in lieu thereof:

        “1.28 Leased Employee. The term “Leased Employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Internal Revenue Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

        A leased employee shall not be considered an employee of the recipient if:

(i)	such employee is covered by a money purchase pension plan providing:

(1) a nonintegrated employer contribution of at least 10% of compensation as defined in section 415(c)(3) of the Internal Revenue Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 132, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Internal Revenue Code, (2) immediate participation, and (3) full and immediate vesting; and

(ii)	leased employees do not constitute more than 20% of the recipient’s non-highly compensated workforce.”

IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of Swank, Inc. on this 10th day of April, 2002.

ATTEST: /s/ Deborah J. Woods	SWANK, INC. By: Arthur T. Gately III Title: V.P. Administration